Exhibit 99.1

PRESS RELEASE

MicroVision Announces $4.5 Million At-the-Market Equity Facility

REDMOND, Wash. – June 17, 2014 – MicroVision, Inc. (NASDAQ: MVIS), a leader in innovative ultra-miniature projection display technology, today announced it entered into a $4.5 million At-the-Market (ATM) equity offering agreement with Meyers Associates, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.), or Brinson Patrick, on June 16, 2014.

Under the agreement MicroVision may, from time to time, at its discretion offer and sell shares of its common stock having an aggregate value of up to $4.5 million through Brinson Patrick. MicroVision intends to use the net proceeds from this facility, if any, for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and acquisitions of other technologies.

Under the ATM equity offering sales agreement, sales of common stock, if any, through Brinson Patrick, will be made by means of ordinary brokers’ transactions, in negotiated transactions, to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by law.

The common stock will be offered under MicroVision’s existing effective shelf registration statement (including a prospectus) filed with the Securities and Exchange Commission. A prospectus supplement related to the offering has been filed with the Securities and Exchange Commission. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus. Current and potential investors should read the prospectus forming part of the registration statement, and the prospectus supplement relating to the at-the-market offering and other documents the company has filed with the SEC for more complete information about MicroVision and the At-the-Market offering program.

A copy of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Brinson Patrick, a division of Meyers Associates, L.P. at 3 Columbus Circle 15th Floor, New York, NY 10019, Attention: Investment Banking, by telephone at (212) 453-5000, or by email at info@bpmeyers.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of MicroVision’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About MicroVision

MicroVision is the creator of PicoP® display technology, an ultra-miniature laser projection solution for mobile consumer electronics, automotive head-up displays and other applications. The company is based in Redmond, Wash.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

This news release contains forward-looking statements regarding the company’s offering from time to time of common stock and the associated use of proceeds, and is based on the company’s current expectations and judgment. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “believes,” “expects,” “anticipates,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company’s forward-looking statements include the following: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; capital market risks; our ability to raise additional capital when needed; our, or our customers’, failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company’s SEC reports, including in Item 1A under the heading “Risk Factors” in the company’s Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

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Contact:

Dawn Goetter, ir@microvision.com, 425-882-6629 (investors)

Robert Brown, robert@bohle.com, 424-248-0512 (media/PR)